UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2014, Equity One, Inc., a Maryland corporation (the “Company”), entered into a Fourth Amended and Restated Credit Agreement by and among the Company, as borrower, each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company, TD Bank, N.A., and Citizens Bank, National Association, as Co-Documentation Agents (the “Credit Agreement”). The Credit Agreement amends and restates that certain Third Amended and Restated Credit Agreement, dated as of September 30, 2011, by and among the Company and each of the financial institutions party thereto.

The Credit Agreement provides for a $600 million unsecured revolving credit facility with a maturity date of December 31, 2018, subject to two six-month extensions at the option of the Company. At the request of the Company, the total commitments under the Credit Agreement may be increased up to an aggregate of $900 million. The facility includes a competitive bid option that allows the Company to conduct auctions among the participating banks for borrowings at any one time outstanding up to 50% of the commitments then in effect, a $75 million swingline subfacility for short term borrowings, a $50 million letter of credit commitment and an approximately $57 million multicurrency subfacility.

Borrowings under the Credit Agreement (other than bid rate loans, swingline loans and multicurrency loans) will bear interest based on the rate of one month, three month or six month LIBOR, at the Company’s option, plus a margin of 0.875% to 1.550% (the “Applicable Margin”) depending on the credit ratings of the Company’s senior unsecured long term debt (the “Credit Ratings”). Based on the Company’s current Credit Ratings, the Applicable Margin is 1.050%. Swingline loans will bear interest at the rate of one month LIBOR, determined on a daily basis, plus the Applicable Margin. Multicurrency loans will bear interest at the applicable Foreign Currency Interest Rate (as defined in the Credit Agreement) plus the Applicable Margin. The Credit Agreement also calls for other customary fees and charges, including an annual facility fee, which is currently 0.200%, that varies from 0.125% to 0.300% of the aggregate lending commitments under the Credit Agreement, depending on the Company’s Credit Ratings.

On December 10, 2014, the Company also entered into an Amended and Restated Loan Agreement by and among the Company, as borrower, each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners (the “Loan Agreement”), governing its existing $250 million term loan (the “Term Loan”). The Loan Agreement amends and restates that certain Loan Agreement, dated as of February 13, 2012, by and among the Company, as borrower and each of the financial institutions party thereto.

Under the Loan Agreement, the Term Loan will bear interest, at the Company’s option, at the Base Rate (as defined in the Loan Agreement) plus a margin of 0.000% to 0.800% (depending on the Credit Ratings) or at one month, two month, three month or six month

LIBOR, plus a margin of 0.900% to 1.800% (depending on the Credit Ratings). Based on the Company’s current Credit Ratings, the applicable margin is 0.150% for the Base Rate option and 1.150% for the LIBOR option. The Loan Agreement also calls for other customary fees and charges. The Company previously entered into interest rate swaps to convert the floating LIBOR rate under the under the Loan Agreement to a fixed interest rate and such interest rate swaps remain in effect, providing the Company an effective fixed interest rate under the Loan Agreement of 2.62% per annum based on the current Credit Ratings. The maturity date applicable to the Term Loan remains February 13, 2019.

The Credit Agreement and Loan Agreement each contain a number of customary restrictions on the Company’s business, including restrictions on the Company’s ability to make certain investments, and also each include various financial covenants, including a maximum total leverage ratio, a maximum secured indebtedness ratio, a minimum fixed charge coverage ratio, a maximum unencumbered leverage ratio and a minimum unencumbered interest coverage ratio. The Credit Agreement and Loan Agreement each also contain customary affirmative covenants and events of default, including a cross default to the Company’s other indebtedness and the occurrence of a change of control. If a material default exists under either facility, the Company’s ability to pay dividends would be limited to the amount necessary to maintain the Company’s status as a REIT unless the default is a payment default or bankruptcy event in which case the Company would be prohibited from paying any dividends. The Credit Agreement and Loan Agreement each also include various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Credit Agreement or Loan Agreement, respectively. Each facility is guaranteed by certain of the Company’s directly and indirectly 100% owned subsidiaries.

Affiliates of certain lenders under the Credit Agreement and Loan Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by the Company. In addition, affiliates of certain lenders under the Credit Agreement and Loan Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing descriptions of the Credit Agreement and Loan Agreement are only summaries and are qualified in their entirety by reference to the full texts of the Credit Agreement and Loan Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 10, 2014, the Company issued a press release announcing its entry into the Credit Agreement and the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amended and Restated Credit Agreement, dated as of December 10, 2014, by and among Equity One, Inc., each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company, TD Bank, N.A., and Citizens Bank, National Association, as Co-Documentation Agents.

10.2	Amended and Restated Loan Agreement, dated as of December 10, 2014, by and among Equity One, Inc., each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners.

99.1	Press release dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: December 11, 2014	By:	/s/ Mark Langer
Mark Langer
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Fourth Amended and Restated Credit Agreement, dated as of December 10, 2014, by and among Equity One, Inc., each of the financial institutions party thereto as lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners, and U.S. Bank National Association, SunTrust Bank, Branch Banking and Trust Company, TD Bank, N.A., and Citizens Bank, National Association, as Co-Documentation Agents.

10.2	Amended and Restated Loan Agreement, dated as of December 10, 2014, by and among Equity One, Inc., each of the financial institutions party thereto as lenders, PNC Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent, and PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Book Runners.

99.1	Press release dated December 10, 2014.